Exhibit 10.14

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) made and is entered into as of  August 28, 2007, by and between Etelos, Incorporated, a Washington corporation (the “Company”), with its principal office at 200 Mill Ave. South, Suite 400, Renton, WA 98057, and each of the purchasers listed on Exhibit “A” attached hereto (each, a “Purchaser,” and, together, the “Purchasers”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

ARTICLE I.  COMPANY’S AUTHORIZATION AND SALE OF SECURITIES

1.1           Authorization.  The Company has authorized the sale and issuance of up to $2,150,000 in aggregate principal amount of Units, which consist of 6% Convertible Senior Subordinated Notes (the “Notes”), in the form of the Note at Exhibit “B”, and Warrants (the “Warrants”), in the form of the Warrant at Exhibit “C”.

1.2           Company’s Sale of Units.  Subject to the terms and conditions hereof, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, the number of Units specified opposite each Purchaser’s name on Exhibit “A” hereto, at a purchase price of $1,000 per Unit.

ARTICLE II.  CLOSING DATE AND DELIVERABLES

2.1           Closing Date.  The Units will be sold in one or more closings at such places, dates and times as may be fixed by the Company (each closing herein, a “Closing”).  The initial Closing of the purchase and sale of the Units (the “Initial Closing”) shall be held at the office of the Company, on the date of this Agreement, or at such other time and place upon which the Company and Purchasers shall agree.  The date of each Closing shall be referred to as a “Closing Date” and collectively as the “Closing Dates.”

2.2           Delivery.  At the Closing, the Company will deliver to each Purchaser for each $1,000 Unit purchased a Note, in the original principal amount of $1,100, and a Warrant to purchase 1,000 shares of the Company’s Common Stock (the “Warrant Shares”).  The Note shall be made payable and shall be registered in the name of, and the Warrants shall be issued and registered in the name of, such Purchaser or Purchaser’s nominee or other designee specified at Exhibit “A”.  The Notes shall be issued to each Purchaser in the aggregate principal amount, and the Warrants shall enable such Purchaser to purchase the total number of Warrant Shares, as set forth in the Warrants.

2.3           Method of Payment.  The purchase price to be delivered to the Company pursuant to Section 2.2 shall be paid in cash (through either wire transfer or by check) and shall be payable to the Company.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule attached hereto as Exhibit “D”, the Company hereby represents and warrants to the Purchasers as follows:

3.1           Organization and Standing; Articles and Bylaws.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Washington.  The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.  The Company’s Amended and Restated Articles of Incorporation, as amended (the “Amended and Restated Articles”), and Restated Bylaws (the “Bylaws”), are incorporated by reference herein.

3.2           Corporate Power.  The Company will have at the Closing Dates all requisite legal and corporate power to (a) execute and deliver the Agreement, the Warrants, and the Notes, (b) sell and issue the Notes hereunder, (c) issue the shares of preferred or other capital stock issuable upon conversion of the Notes (the “Preferred Shares”), subject to required approval by the Company’s Board of Directors and shareholders and the filing with the Secretary of State of the State of Washington (the “Secretary”) amended and/or restated Articles of Incorporation that designate the rights and preferences of the Preferred Shares (the “Preferred Shares Designation”), (d) issue the shares of the Company’s Common Stock issuable upon conversion of the Preferred Shares (the “Common Shares”), (e) sell and issue the Warrants hereunder, (f) issue the Warrant Shares issuable upon exercise or conversion of the Warrants, and (g) carry out and perform its obligations under the terms of the Agreement, including all exhibits and schedules hereto.

3.3           Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or business entity.

3.4           Capitalization.  The authorized capital stock of the Company immediately prior to the Initial Closing consists of 36,000,000 shares of Common Stock, without par value, of which 10,469,938 shares are issued and outstanding, and 24,000,000 shares of Preferred Stock; of which 1,250,000 shares are designated “Series A Preferred Stock” with 66,500 shares issued and outstanding; of which 2,250,000 shares are designated “Series B Preferred Stock” with 118,750 shares issued and outstanding; and 5,000,000 shares are designated “Series C Preferred Stock” with 4,540,076 issued and outstanding.  The Company has reserved 5,000,000 shares of Common Stock for issuance upon the conversion of the Series A, B, and C Preferred in accordance with the Company’s Amended and Restated Articles.  The Company has committed to issue an additional 90,000 shares of Common Stock for services rendered to the company within the next 10 months.  The Company has reserved an additional 2,106,978 shares of Common Stock for Warrants that have been issued and are yet to be exercised.  No other shares of capital stock are outstanding.  All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable.  The Company has reserved 10,000,000 shares of Common Stock for issuance pursuant to its 1999 Stock Option Plan.  Except as set forth in the Disclosure Schedule, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of its capital stock or other securities of the Company, except pursuant to the Agreement.  Except as set forth in the Disclosure Schedule, there is no agreement or understanding between any persons or entities that affects or relates to the voting or giving of written consents by a director of the Company.

3.5           Authorization.  All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) and the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants), and the performance of the Company’s obligations hereunder and thereunder has been taken.  The Agreement, the Notes and the Warrants, when executed and delivered by the Company will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.  The Notes (and the Preferred Shares when issued in compliance with the provisions of the Notes, and the Common Shares when issued in compliance with the Preferred Shares, and upon (a) requisite approval by the Company’s Board of Directors and shareholders as described above, and (b) the filing with the Secretary of the Preferred Shares Designation) and the Warrants (and the Warrant Shares when issued in compliance with the provisions of the Warrants and against payment of any applicable exercise price), when issued in compliance with this Agreement and against payment therefor, will be validly issued, fully paid and nonassessable; provided, however, that the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares), and the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants), may be subject to restrictions on transfer under state or federal securities laws as set forth herein.  The Preferred Shares issuable upon conversion of the Notes, upon requisite approval by the Company’s Board of Directors and shareholders as described above and the filing with the Secretary of the Preferred Shares Designation, will be duly and validly reserved, and the Common Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise or conversion of the Warrants have been duly and validly reserved.

3.6           Litigation.  No actions, suits, proceedings or investigations are pending or, to the actual knowledge of the Company, currently threatened against the Company, or its properties before any court or governmental agency.  There is no action, suit, proceeding or investigation which the Company intends to initiate.

3.7           Governmental Consents.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the (a) valid execution and delivery of the Agreement, the Notes or the Warrants, or (b) the offer, sale or issuance of the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) or the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants), or the consummation of any other transaction contemplated hereby or thereby, except (a) filing of the Preferred Shares Designation with the Secretary, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) and the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants) under applicable Blue Sky laws, which filing and qualification, if required, will be accomplished in a timely manner.

3.8           Offering.  Subject to the accuracy of the Purchasers’ representations in Article IV hereof, the offer, sale and issuance of the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares), and the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”).

3.10         Disclosure. The Company has fully provided the Purchasers and their representatives and legal counsel with all the information in the Company’s possession that they have requested for deciding whether to enter into this Agreement.  None of the representations or warranties made by the Company in the Agreement and no information in the schedules and exhibits hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading; provided, however, that no warranty or representation is given to opinions, forecasts or other non-factual matters contained in the One Page Executive Summary, the PDF of the Corporate Investor Presentation, Copy of the CAP Table in detail, and Copy of the Business Execution Plan for 2007 & 2008  (collectively referred to as the “Executive Summary”) and further provided that the parties acknowledge that the Executive Summary is not intended to state all the material facts concerning the Company or its business.  Additionally, in certain documents delivered to the Purchasers by the Company, projected operating results for the Company have been prepared based upon detailed assumptions.  There can be no assurances that such assumptions will be realized, and such projections are necessarily speculative.  The Company is subject to risks typical of developmental early stage technology companies competing in an extremely competitive business, including, without limitation: (a) intense competition in the product marketplace from financially stronger competitors; (b) intense competition in hiring and retaining personnel; (c) reliance on a limited number of key employees with unique skills; (d) required significant additional investment of funds and financing to develop, market and sell products and services; (e) risks of technological change, uncertainty and obsolescence; and (f) extreme uncertainty in projecting future operating results.

3.11         Brokers or Finders.  The Company has not incurred, and will not incur, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement.

3.12         Right of Participation In Future Financing.  The Company warrants that any Note Holder who has entered into this Security Purchase Agreement and who has converted prior to the anticipated closing (not later than January 31, 2008) of the sale of a series of preferred stock (the “Series E Shares”) having aggregate gross proceeds to the Company of not less than $5,000,000, exclusive of proceeds to the Company in connection with the Securities Purchase Agreement dated July, 2007, the Note Holder may participate in the Series E Preferred Offering on a prorated basis with right of first refusal on any amounts not taken by prorating prior to any new money in.

ARTICLE IV.  REPRESENTATIONS OF THE PURCHASERS

Each of the Purchasers hereby represents and warrants to the Company with respect to its purchase of the Units:

4.1           Legal Power.  Such Purchaser has the requisite legal power to execute and deliver the Agreement, to purchase the Units and to carry out and perform its obligations under the terms of the Agreement.  The consummation of the transactions contemplated hereby (include the ownership of the Units) by such Purchaser will not result in any violation of, or be in conflict with, or constitute, with or without the passage of time and giving of notice, a breach or default under any term, condition or provision of any agreement, indenture, or other instrument to which such Purchaser is a party, or by which such Purchaser or its properties or assets are bound, or of any law, regulation, order, judgment or decree against or binding upon such Purchaser.

4.2           Due Execution.  The Agreement has been duly authorized, executed and delivered by such Purchaser and, upon due execution and delivery by the Company, the Agreement will be a valid and binding agreement of such Purchaser.

4.3           Investment Representations.

(a)           Such Purchaser is acquiring the Units (and the securities issuable upon conversion of the Notes and Warrants, as applicable), for such Purchaser’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.  By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Units.

(b)           Such Purchaser understands that (i) neither the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) nor the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants) have been registered under either Securities Act or the securities laws of any state by reason of specific exemptions therefrom, (ii) the Notes (and the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) and the Warrants (and the Warrant Shares issuable upon exercise or conversion of the Warrants) must be held by such Purchaser indefinitely, and, therefore, such Purchaser must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations; (iii) each Note (and each certificate that represents the Preferred Shares issued upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) and each Warrant (and each certificate that represents the Warrant Shares issued upon exercise or conversion of the Warrants) will be endorsed with a legend substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS PURSUANT TO SEC RULE 144 OR UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE.

and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Notes (or the Preferred Shares issued upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares) or the Warrants (or the Warrant Shares issued upon exercise or conversion of the Warrants) unless the conditions specified in the foregoing legend are satisfied.

(c)           Such Purchaser has been furnished with such materials and has been given access to such information relating to the Company as such Purchaser or such Purchaser’s qualified representative has requested and such Purchaser has been afforded the opportunity to ask questions regarding the Company and the Units, all as such Purchaser has found necessary to make an informed investment decision.  Such Purchaser has been solely responsible for its own due diligence investigation of the Company and its proposed business, for its own analysis of the merits and risks of its investment made pursuant to this Agreement and for its own analysis of the terms of its investment.

(d)           Such Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.  Such Purchaser is in a financial position to hold the Units and is able to bear the economic risk and withstand a complete loss of its investment in the Units.  Such Purchaser recognizes that the Units as an investment involve a high degree of risk.

Such Purchaser understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and that the Company will need significant additional capital to be successful, which capital may not be available readily.

(e)           Such Purchaser acknowledges hereby that it has been advised to and has obtained, to the extent such Purchaser deems necessary, professional (including legal) advice with respect to the risks inherent in the investment in the Units, the condition of the Company, the suitability of the investment in the Units in light of such Purchaser’s condition and investment needs, and the terms and conditions of this Agreement and documents relating to the investment in the Units.  Such Purchaser, either alone or with the assistance of such professional advisors, is a sophisticated investor, is able to fend for itself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the prospective investment in the Units.

(f)            The investment in the Units is suitable for such Purchaser based upon its investment objectives and financial needs, and such Purchaser has adequate net worth and means for providing for its current financial needs and contingencies and has no need for liquidity of the investment with respect to the Units.  Such Purchaser’s overall commitments to investments that are illiquid or not readily marketable are not disproportionate to its net worth, and investment in the Units will not cause such overall commitment to become excessive.

(g)           For purposes of the application of state securities laws, such Purchaser represents that it is a bona fide resident of, and is domiciled in, the state set forth in its address on Exhibit “A”.

ARTICLE V.  CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING

The Company’s obligation to sell and issue the Units at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions:

5.1           Representations and Warranties True.  The representations and warranties made by the Purchasers in Article IV hereof shall be true and correct at the Closing Date, with the same force and effect as if they had been made on and as of said date.

5.2           Performance of Obligations.  The Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing.

5.3           Qualifications, Legal Investment.  All authorizations, approvals, filings, or permits, if any, of any governmental authority or regulatory body of the United States, the State of Washington, or of any other state that are required in connection with the lawful sale and issuance of the Units pursuant to the Agreement shall have been duly obtained and shall be effective on and as of the Closing.  At the time of the Closing, the sale and issuance of the Notes and the proposed issuance of the Preferred Shares issuable upon conversion of the Notes and the Common Shares issuable upon conversion of the Preferred Shares, and the sale and issuance of the Warrants and the proposed issuance of the Warrant Shares issuable upon exercise or conversion of the Warrants, shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

ARTICLE VI.  MISCELLANEOUS PROVISIONS

6.1           Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any action taken in connection herewith or related hereto shall exclusively reside in King County, Washington.

6.2           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchasers and the Closing.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be the representations and warranties hereunder as of the date of such certificate or instrument.

6.3           Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Purchasers to purchase the Units shall not be assignable without the consent of the Company.

6.4           Entire Agreement.  The Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.5           Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery; upon confirmed transmission by facsimile; or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof; or upon deposit with the United States Post Office, by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at the Purchaser’s address or email address as set forth on Exhibit “A” or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to the Company, one copy shall be sent to its address or be email set forth above and addressed to the attention of the President, and another copy shall be sent or emailed to Desmond Kolke, Secretary/Treasurer for Etelos, Incorporated, P.O. Box 605, Enumclaw, WA  98022, or at such other addresses as the Company shall have furnished to the Purchasers.

6.6           Information Confidential.  Each Purchaser acknowledges that the information received by it pursuant hereto is confidential and for the Purchasers’ use only, and such Purchaser shall use its best efforts to refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than their employees, affiliates, agents, or partners having a need to know the contents of such information and their attorneys), except in connection with the exercise of its rights arising under the Agreement, the Notes, or the Warrants, unless the Company has made such information available to the public generally or the Company is required by a governmental body to disclose such information.

6.7           Attorney’s Fees.  Each of the parties hereto shall pay its own attorney’s fees incurred in connection with the transactions contemplated by the Agreement.

6.8           Counterparts.  The Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall becomeeffective when counterparts have been signed by each party and delivered hereunder, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.9           Severability.  In the event that any provision of the Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of the Agreement to any party.

6.10         Washington Securities Act.  The sale of the securities that are the subject of the Agreement has not been qualified with the State of Washington, and the issuance of such securities or the payment or receipt of any part of the consideration therefor prior to such qualification, or in the absence of an exemption from such qualification, is unlawful.  The rights of all parties to the Agreement are expressly conditioned upon such qualification being obtained, or an exemption from such qualification being available.

6.11         Approval of Amendments and Waivers.  Any term of the Agreement may be amended or terminated, and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders (other than the Company and its subsidiaries and affiliates) of a two-thirds majority of the outstanding Notes (and Preferred Shares issued upon conversion thereof), determined on the basis of the number of Preferred Shares held on an as-if-converted basis, excluding from such determination (both in determining the total number of such shares outstanding and the number of such shares consenting or not consenting) all shares previously disposed of by the Purchasers or their transferees pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144 thereunder.  Any amendment, termination or waiver effected in accordance with this Section 6.11 shall be binding upon each holder of any securities issued pursuant to the Agreement (including securities into which such securities have been converted or exchanged), each future holder of any or all such securities, and the Company.

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SECURITIES PURCHASE AGREEMENT

SIGNATURE PAGE

The parties have executed this Agreement as of the date first above written.

ETELOS, INCORPORATED		FOR EXECUTION BY INDIVIDUAL
PURCHASERS

By:	/s/ Jeffrey Garon	Print Name:
Jeffrey Garon, Chief Executive Officer
Signature:

Date:

Address:

FOR EXECUTION BY CORPORATIONS, PARTNERSHIPS, TRUSTS OR OTHER ENTITIES

Enable Opportunity Partners LP
Name of Purchaser

Brendan O’Neil
Name of person making investment decision

/s/ Brendan O’Neil
Signature of person making investment decision

		Title:	Principal and Portfolio Manager

		Address:	One Ferry Building, Suite 255
San Francisco, CA 94111

Schedule “A”

PURCHASERS AT THE INITIAL CLOSING

Name and Address of Purchaser	Number of Units	Total Purchase Price	Principal Amount of Notes Purchased
Enable Opportunity Partners LP One Ferry Building, Suite 255 San Francisco, CA 94111	80	$80,000	$88,000

TOTAL